Exhibit 10.1

WARRANT SETTLEMENT AGREEMENT

This Warrant Settlement Agreement (this “Agreement”), dated March 31, 2021 (the “Effective Date”), is entered into by and among St. George Investments LLC, a Utah limited liability company (“St. George”), Iliad Research and Trading, L.P., a Utah limited partnership (“Iliad,” and together with St. George, the “Investor”), and Growlife, Inc., a Delaware corporation (“Company”). Investor and Company are sometimes individually referred to hereinafter as a “Party” and collectively as the “Parties.” Capitalized terms used herein but not otherwise defined shall have the meanings ascribed thereto in the October 2018 Warrant (as defined below).

A.        Company previously issued to St. George that certain Warrant to Purchase Shares of Common Stock dated February 9, 2018 (the “February 2018 Warrant”).

B.        Company previously issued to Iliad that certain Warrant to Purchase Shares of Common Stock dated October 15, 2018 (the “October 2018 Warrant,” and together with the February 2018 Warrant, the “Warrants”).

C.        The October 2018 Warrant was issued pursuant to a Securities Purchase Agreement dated October 15, 2018 between Iliad and Company (the “October 2018 Purchase Agreement”).

D.        Upon Company’s request, Investor has agreed to settle the Warrants on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the promises set forth in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.         Settlement. Investor agrees to accept the Shares (as defined below) as full payment for and satisfaction of the Warrants.

2.         Warrant Exercise. Prior to its execution of this Agreement, Investor has delivered to Company a Notice of Exercise pursuant to the terms of the October 2018 Warrant for 2,500,000 shares, a copy of which is attached hereto as Exhibit A (the “Notice of Exercise”). Pursuant to the Notice of Exercise, Company is required, and hereby agrees, to issue to Investor 2,500,000 Exercise Shares in accordance with and in the manner and within the timeframes prescribed in Section 2.1 of the October 2018 Warrant (the “Initial Exercise Shares”). Company also hereby agrees to issue to Investor an additional 11,750,000 Exercise Shares, in such amounts and at such times as Investor determines, upon receipt of valid future Notices of Exercise, all in accordance with and in the manner and within the timeframes prescribed in Section 2.1 of the applicable Warrant (the “Additional Exercise Shares,” and together with the Initial Exercise Shares, the “Shares”). For purposes of clarity, Company acknowledges and agrees that the total number of Shares that it will issue under this Agreement is 14,250,000. Moreover, Company and Investor acknowledge and agree that Company will issue the Shares to

Investor from the Transfer Agent Reserve created under that certain Irrevocable Letter of Instructions to Transfer Agent dated February 26, 2021 from Bucktown Capital, LLC (“Bucktown”) to Direct Transfer, LLC.  For the avoidance of doubt, in order for the Shares to be deemed to have been delivered to Investor, (a) the Shares or certificate(s) representing the Shares must have been cleared and approved for public resale by the compliance departments of Investor’s brokerage firm and the clearing firm servicing such brokerage, and (b) the Shares must be held in the name of the clearing firm servicing Investor’s brokerage firm and must have been deposited into such clearing firm’s account for the benefit of Investor.

3.         No Default. Company and Bucktown agree that although Company failed to establish and/or maintain the Share Reserve as required under that certain Securities Purchase Agreement dated February 26, 2021 by and between Bucktown and Company (the “February 2021 Purchase Agreement”), and such failure constitutes an Event of Default under the Secured Convertible Promissory Note dated February 26, 2021 given by Company for the benefit of Bucktown pursuant to the February 2021 Purchase Agreement (the “February 2021 Note”), Bucktown shall not declare an Event of Default under the February 2021 Note so long as Company increases it authorized shares at the next scheduled shareholder meeting of Company and puts the Share Reserve in place immediately thereafter as required under the February 2021 Purchase Agreement.

4.         Cancellation of Warrants. Upon Investor’s receipt of the Shares, the Warrants will be cancelled and deemed to be satisfied in full.

5.         Mutual Release. Upon Investor’s receipt of the Shares: (a) Investor shall release and discharge Company from all known and unknown charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, penalties, fees, expenses (including attorneys’ fees and costs actually incurred), and punitive damages, of any nature whatsoever, known or unknown, which Investor has, or may have had, against Company, whether or not apparent or yet to be discovered, or which may hereafter develop, for any acts or omissions in connection with the Warrants; and (b) Company shall release and discharge Investor from all known and unknown charges, complaints, claims, liabilities, obligations, promises, agreements, controversies, damages, actions, causes of action, suits, rights, demands, costs, losses, debts, penalties, fees, expenses (including attorneys’ fees and costs actually incurred), and punitive damages, of any nature whatsoever, known or unknown, which Company has, or may have had, against Investor, whether or not apparent or yet to be discovered, or which may hereafter develop, for any acts or omissions in connection with the Warrants.

6.         Failure to Comply. Should Company fail to comply with any of the conditions set forth herein, including without limitation failing to deliver the Shares as and when required hereunder, Investor’s release of claims set forth in Section 5 above and all other waivers given herein shall immediately and automatically be deemed withdrawn, the Warrants shall not be cancelled, and Investor shall be entitled to all rights and remedies available to it at law, in equity or as otherwise set forth in the Warrants, including without limitation continuing to exercise the Warrants until they have been exercised in full in accordance with their terms.

7.         Representations, Warranties and Agreements. In order to induce Investor to enter into this Agreement, Company, for itself, and for its affiliates, successors and assigns, hereby acknowledges, represents, warrants and agrees as follows:

7.1.      Authority. Company has full power and authority to enter into this Agreement and to incur and perform all obligations and covenants contained herein, all of which have been duly authorized by all proper and necessary action. No consent, approval, filing or registration with or notice to any governmental authority is required as a condition to the validity of this Agreement or the performance of any of the obligations of Company hereunder.

7.2.      No Waiver. Any breach which may have occurred under the Warrants has not been, is not hereby, and shall not be deemed to be waived by Investor, expressly, impliedly, through course of conduct or otherwise except upon full satisfaction of Company’s obligations under this Agreement. The agreement of Investor to refrain and forbear from exercising any rights and remedies under the Warrants shall not constitute a waiver of any other rights or remedies of Investor under the Warrants.

7.3.      Accurate Representations. All understandings, representations, warranties and recitals contained or expressed in this Agreement are true, accurate, complete, and correct in all respects; and no such understanding, representation, warranty, or recital fails or omits to state or otherwise disclose any material fact or information necessary to prevent such understanding, representation, warranty, or recital from being misleading. Company acknowledges and agrees that Investor has been induced in part to enter into this Agreement based upon Investor’s justifiable reliance on the truth, accuracy, and completeness of all understandings, representations, warranties, and recitals contained in this Agreement. There is no fact known to Company or which should be known to Company which Company has not disclosed to Investor on or prior to the date hereof which would or could materially and adversely affect the understandings of Investor expressed in this Agreement or any representation, warranty, or recital contained in this Agreement.

7.4.      No Defenses. Company has no defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action of any kind or nature whatsoever against Investor, directly or indirectly, arising out of, based upon, or in any manner connected with, the transactions contemplated hereby, whether known or unknown, which occurred, existed, was taken, permitted, or begun prior to the execution of this Agreement and occurred, existed, was taken, permitted or begun in accordance with, pursuant to, or by virtue of any of the terms or conditions of the Warrants. To the extent any such defenses, affirmative or otherwise, rights of setoff, rights of recoupment, claims, counterclaims, actions or causes of action exist or existed, such defenses, rights, claims, counterclaims, actions and causes of action are hereby waived, discharged and released. Company hereby acknowledges and agrees that the execution of this Agreement by Investor shall not constitute an acknowledgment of or admission by Investor of the existence of any claims or of liability for any matter or precedent upon which any claim or liability may be asserted.

7.5.      Voluntary Agreement. Company hereby acknowledges that it has freely and voluntarily entered into this Agreement after an adequate opportunity and sufficient period of time to review, analyze, and discuss (a) all terms and conditions of this Agreement, (b) any and all other documents executed and delivered in connection with the transactions contemplated by this Agreement, and (c) all factual and legal matters relevant to this Agreement and/or any and all such other documents, with counsel freely and independently selected by Company (or had the opportunity to be represented by counsel). Company further acknowledges and agrees that it has actively and with full understanding participated in the negotiation of this Agreement and all other documents executed and delivered in connection with this Agreement after consultation and review with its counsel (or had the opportunity to be represented by counsel), that all of the terms and conditions of this Agreement and the other documents executed and delivered in connection with this Agreement have been negotiated at arm’s-length, and that this Agreement and all such other documents have been negotiated, prepared, and executed without fraud, duress, undue influence, or coercion of any kind or nature whatsoever having been exerted by or imposed upon any party by any other party. No provision of this Agreement or such other documents shall be construed against or interpreted to the disadvantage of any party by any court or other governmental or judicial authority by reason of such party having or being deemed to have structured, dictated, or drafted such provision.

7.6.      No Proceedings. There are no proceedings or investigations pending or threatened before any court or arbitrator or before or by, any governmental, administrative, or judicial authority or agency, or arbitrator, against Company.

7.7.      No Conflicts. There is no statute, regulation, rule, order or judgment and no provision of any mortgage, indenture, contract or other agreement binding on Company, which would prohibit or cause a default under or in any way prevent the execution, delivery, performance, compliance or observance of any of the terms and conditions of this Agreement and/or any of the other documents executed and delivered in connection with this Agreement.

7.8.      Solvent. Company is solvent as of the date of this Agreement, and none of the terms or provisions of this Agreement shall have the effect of rendering Company insolvent. The terms and provisions of this Agreement and all other instruments and agreements entered into in connection herewith are being given for full and fair consideration and exchange of value.

8.         Miscellaneous.

8.1.      Further Assurances.  At any time or from time to time after the Effective Date, at the request of a Party, and without further consideration, each of the Parties shall execute and deliver, or shall cause its respective affiliate(s) to execute and deliver, such other agreements, instruments, certifications or other documents as may be necessary or desirable to effectuate the transactions and fulfill its obligations under this Agreement.

8.2.      Arbitration. By its execution of this Agreement, each Party agrees to be bound by the Arbitration Provisions (as defined in the October 2018 Purchase Agreement) set forth as an exhibit to the October 2018 Purchase Agreement and the parties agree to submit all Claims (as defined in the October 2018 Purchase Agreement) arising under this Agreement or any other agreement between the parties and their affiliates to binding arbitration pursuant to the Arbitration Provisions.

8.3.      Governing Law; Venue. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Utah without regard to the principles of conflict of laws. Each Party consents to and expressly agrees that the exclusive venue for arbitration of any dispute arising out of or relating to this Agreement or the relationship of the Parties or their affiliates shall be in Salt Lake County, Utah. Without modifying the Parties obligations to resolve disputes hereunder pursuant to the Arbitration Provisions, each Party hereto submits to the exclusive jurisdiction of any state or federal court sitting in Salt Lake County, Utah in any proceeding arising out of or relating to this Agreement and agrees that all Claims in respect of the proceeding may only be heard and determined in any such court and hereby expressly submits to the exclusive personal jurisdiction and venue of such court for the purposes hereof and expressly waives any claim of improper venue and any claim that such courts are an inconvenient forum. Each Party hereto hereby irrevocably consents to the service of process of any of the aforementioned courts in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to its address as set forth in the October 2018 Purchase Agreement, such service to become effective ten (10) days after such mailing. BORROWER HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE TO, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY

8.4.      Severability.  If any part of this Agreement is construed to be in violation of any law, such part shall be modified to achieve the objective of the Parties to the fullest extent permitted and the balance of this Agreement shall remain in full force and effect.

8.5.      Successors. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective successors and assigns. This Agreement or any of the severable rights and obligations inuring to the benefit of or to be performed by Investor hereunder may be assigned by Investor to a third party, including its financing sources, in whole or in part. Company may not assign this Agreement or any of its obligations herein without the prior written consent of Investor.

8.6.      Entire Agreement. This Agreement, together with all other documents referred to herein, supersedes all other prior oral or written agreements between Company, Investor, its affiliates and persons acting on its behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the Parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither Investor nor Company makes any representation, warranty, covenant or undertaking with respect to such matters.

8.7.      Amendments; Waiver. This Agreement may be amended, modified, or supplemented only by written agreement of the Parties. No provision of this Agreement may be waived except in writing signed by the Party against whom such waiver is sought to be enforced.

8.8.      Attorneys’ Fees. In the event of any action at law or in equity to enforce or interpret the terms of this Agreement, the Parties agree that the Party who is awarded the most money (without regard to any fines, penalties, or charges imposed by any governmental or regulatory authority) shall be deemed the prevailing Party for all purposes and shall therefore be entitled to an additional award of the full amount of the attorneys’ fees and expenses paid by such prevailing Party in connection with the litigation and/or dispute without reduction or apportionment based upon the individual claims or defenses giving rise to the fees and expenses. Nothing herein shall restrict or impair an arbitrator’s or a court’s power to award fees and expenses for frivolous or bad faith pleading.

8.9.      Counterparts. This Agreement may be executed in any number of counterparts with the same effect as if all signing parties had signed the same document. All counterparts shall be construed together and constitute the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile transmission or other electronic transmission (including email) shall constitute effective execution and delivery of this Agreement as to the Parties and may be used in lieu of the original Agreement for all purposes. Signatures of the Parties transmitted by facsimile transmission or other electronic transmission (including email) shall be deemed to be their original signatures for all purposes.

8.10.    Acknowledgement. By executing this Agreement, each of the Parties evidences that it carefully read and fully understands all of the provisions of this Agreement.

8.11.    No Reliance. Company acknowledges and agrees that neither Investor nor any of its officers, directors, members, managers, representatives or agents has made any representations or warranties to Company or any of its agents, representatives, officers, directors, stockholders, or employees except as expressly set forth in this Agreement and, in making its decision to enter into the transactions contemplated by this Agreement, Company is not relying on any representation, warranty, covenant or promise of Investor or its officers, directors, members, managers, agents or representatives other than as set forth in this Agreement.

8.12.    Time is of the Essence. Time is expressly made of the essence with respect to each and every provision of this Agreement.

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IN WITNESS WHEREOF, the undersigned have executed this Agreement to be effective as of the Effective Date.

INVESTOR:

ST. GEORGE INVESTMENTS LLC

By: Fife Trading, Inc., its Manager

By: ________________________________

 John M. Fife, President

ILIAD RESEARCH AND TRADING, L.P.

By: Iliad Management, LLC, its General Partner

By: Fife Trading, Inc., its Manager

By: ______________________________

 John M. Fife, President

COMPANY:

GROWLIFE, INC.

By: _________________________________

Name: _______________________________

Title: ________________________________

Solely for purposes of Section 3:

BUCKTOWN:

BUCKTOWN CAPITAL, LLC

By: __________________________

 John M. Fife, President

[Signature Page to Warrant Settlement Agreement]

EXHIBIT A

NOTICE OF EXERCISE